2nd Amendment to Fund Participation Agreement

WHEREAS, Lincoln National Life Insurance Company, Lincoln Life and Annuity Company of New York (collectively referred to as the “Company”), JPMorgan Insurance Trust (“Trust”), J.P. Morgan Investment management Inc (the “Adviser”), and JPMorgan Funds Management, Inc. (the “Administrator”) entered into a Fund Participation Agreement dated April 24, 2009, as amended April 15, 2011 (the “Agreement”); and

WHEREAS, the parties desire to amend Schedule B of the Agreement effective April 1, 2013;

NOW THEREFORE, the agreement is amended as follows:

1. Schedule B is deleted in its entirely and replaced with the Schedule B attached hereto.

Except to the extent modified by this Amendment, the remaining provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, the Amendment shall control.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers effective as April 1, 2013.

Lincoln National Life Insurance Company

By:	/s/ Daniel R. Hayes
Name:	Daniel R. Hayes
Title:	Vice President
Date:	4/26/13

Lincoln National Life and Annuity Company of New York

By:	/s/ Daniel R. Hayes
Name:	Daniel R. Hayes
Title:	Vice President
Date:	4/26/13

(Additional signatures on following page)

JPMorgan Insurance Trust

By:	/s/ Jeffery A. Reedy
Name:	Jeffery A. Reedy
Title:	Assistant Treasurer
Date:	5/3/13

J.P. Morgan Investment Management Inc.

By:	/s/ Robert L. Young
Name:	Robert L. Young
Title:	Managing Director
Date:	5/1/13

JPMorgan Funds Management, Inc,

By:	/s/ Susan Montgomery
Name:	Susan Montgomery
Title:	Executive Director
Date:	4/30/13

Schedule A

SEPARATE ACCOUNTS AND CONTRACTS

Accounts and contracts may be changed from time to time upon written notification to the Trust by the Company with in a reasonable time from such change.

Name of the Separate Account, Date Established by the Board of Directors, Law under which Established	Form Number Funded by Separate Account
Lincoln Life Flexible Premium Variable Life Account Z, Established on July 30, 2003 under the laws of the State of Indiana	LN 930

Lincoln Life Flexible Premium Variable Life Account JF-C, established on August 4, 1993 under the laws of the State of New Hampshire	Form 94-01

Lincoln Life & Annuity Flexible Premium Variable Account Z, established on June 26, 2012 under the laws of the State of New York.	LN 940 05-06

Lincoln Life Flexible Premium Variable Life Account S, established on November 2, 1998 under the laws of the State of Indiana.	LN 939 (5-10), LN939 (8-05), LN 935, LN920, and LN921